UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2011

SIEBERT FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

New York	0-5703	11-1796714

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

885 Third Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:          (212) 644-2400

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

          Reference is made to the Current Report on Form 8-K filed by Siebert Financial Corp. (the “Company”) on January 10, 2011. The report disclosed that the Company received notice from The Nasdaq Stock Market (“Nasdaq”) stating that for more than 30 consecutive business days, the Market Value of Publicly Held Shares closed below the minimum $5 million required for continued listing on the Nasdaq Global Market. Nasdaq rules provided the Company a grace period until July 5, 2011 to regain compliance with the Market Value of Publicly Held Shares. Since receipt of the notice from Nasdaq, the market value of the Company’s common stock has not been sufficient to maintain continued listing on the Nasdaq Global Market.

          On June 22, 2011, Joseph M. Ramos, Jr., Executive Vice President and Chief Financial Officer of the Company, submitted an application to list the Company’s common stock on The Nasdaq Capital Market. On June 28, 2011, the Company received notice from Nasdaq stating that the Staff of Nasdaq has approved the Company’s application. The Company’s common stock will be transferred to The Nasdaq Capital Market at the opening of business on June 29, 2011.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIEBERT FINANCIAL CORP.

Date: June 28, 2011	By:	/s/ Joseph M. Ramos, Jr.

Joseph M. Ramos, Jr.
Executive Vice President and Chief Financial Officer